EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lifestyle Medical Network, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher Smith, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.  section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Christopher Smith
Christopher Smith
Chief Executive Officer and Principal Financial Officer
November 19, 2012